Exhibit 99.2

Final NEWS RELEASE

Kinetik Announces Pricing of Upsized Secondary Offering of Common Stock

MIDLAND/HOUSTON, Mar. 8, 2022 – Kinetik Holdings Inc. (NASDAQ: KNTK) (“Kinetik” or the “Company”) announced today the pricing of an upsized underwritten secondary offering of 3,478,261 shares of its Class A common stock (the “Offering”) by Apache Midstream LLC (the “Selling Stockholder”), a subsidiary of Apache Corporation, at a price of $58.00 per share. Kinetik is not selling any shares of Class A common stock in the Offering and will not receive the proceeds from any sale of shares by the Selling Stockholder. The Offering was upsized from the previously announced 2,500,000 shares based on strong investor demand. The Selling Stockholder has granted to the underwriters a 30-day option to purchase up to an additional 521,739 shares of Kinetik’s Class A common stock.

BofA Securities, J.P. Morgan and Morgan Stanley are acting as joint lead book-running managers for the Offering. Barclays, Citigroup, Credit Suisse, Goldman Sachs & Co. LLC, Mizuho Securities, RBC Capital Markets, TD Securities, Truist Securities and Wells Fargo Securities are acting as joint book-running managers for the Offering. Capital One Securities, MUFG and Scotiabank are acting as co-managers for the Offering.

The Offering is being made only by means of a prospectus supplement. When available, a copy of the prospectus supplement and the accompanying base prospectuses may be obtained from BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-001, or by email at dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014.

A registration statement relating to these securities has been filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”). Before investing, prospective investors should read the prospectus supplement, accompanying base prospectus and the documents incorporated by reference therein for more complete information about the Company and the Offering. An electronic copy of the prospectus supplement and accompanying base prospectus is available from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

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This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kinetik Holdings Inc.

Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, and future operations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in the prospectus supplement relating to the Offering for a discussion of risk factors related to Kinetik. Also see Part I, Item 1A “Risk Factors” in the Company’s 2021 Annual Report for a discussion of risk factors related to the Company. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

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Contacts

Kinetik Media:	(713) 487-4838	Jim Schwartz

Kinetik Investors:	(713) 487-4832	Maddie Wagner

Websites: www.kinetik.com

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